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                                                                      EXHIBIT 11


                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 17, 1997 for Hansberger Institutional Series and to all references to our firm included in or made a part of Post-Effective Amendment No. 1 and Amendment No. 3 to Registration Statement File Nos. 333-8919 and 811-7729, respectively.





Boston, Massachusetts
April 28, 1997